UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

DOCUMENT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20981	33-0485994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6339 Paseo del Lago

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 4, 2004, Document Sciences Corporation (the “Company”) filed a current report on Form 8-K reporting its acquisition of Objectiva Software Solutions, Inc. (“Objectiva”) and stating that the Company would file an amendment to such current report by October 4, 2004 to provide the financial statements and pro forma financial information required under the Form 8-K rules. However, at this time, the Company is unable to provide the financial statements and pro forma financial information relating to the Objectiva transaction as the Company has not been able to complete the preparation of the financial statements and pro forma information necessary due to delays in obtaining the required information from Objectiva’s Chinese subsidiary. The Company anticipates that it will file the required financial statements and pro forma financial information within the next ten business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Its:	President, Chief Executive Officer and Chief Financial Officer